Exhibit 99.1

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Ford Motor Credit Company:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Ford Motor Credit Company and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Detroit, Michigan
January 24, 2000



                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME

                                  (IN MILLIONS)

                                                                      FOR THE YEARS ENDED DECEMBER 31

                                                                  -----------------------------------------
                                                                     1999          1998           1997
                                                                     ----          ----           ----

Financing revenue
   Operating leases                                               $  9,850.0      $ 9,661.4     $ 8,895.2
   Retail                                                            6,931.1        6,209.6       5,226.9
   Wholesale                                                         1,683.2        1,620.4       1,588.4
   Other                                                               421.1          398.9         391.4
                                                                 ------------   -----------   -----------
     Total financing revenue                                        18,885.4       17,890.3      16,101.9
Depreciation on operating leases                                    (7,564.5)      (7,327.4)     (6,188.2)
Interest Expense                                                    (7,193.4)      (6,910.4)     (6,268.2)
                                                                  ----------     ----------    ----------
     Net financing margin                                            4,127.5        3,652.5       3,645.5
Other revenue
   Insurance premiums earned                                           236.6          292.9         298.3
   Investment and Other Income                                       1,237.7        1,119.3         944.9
                                                                 -----------     ----------   -----------
     Total financing margin and revenue                              5,601.8        5,064.7       4,888.7
Expenses
   Operating expenses                                                2,124.5        1,777.0       1,477.4
   Provision for credit losses                                       1,166.4        1,179.5       1,338.2
   Other Insurance Expenses                                            207.1          296.0         267.1
                                                                 ------------   -----------   -----------
     Total Expenses                                                  3,498.0        3,252.5       3,082.7
                                                                 -----------     ----------    ----------
     Income before income taxes                                      2,103.8        1,812.2       1,806.0
Provision for Income Taxes                                             790.6          680.2         726.8
                                                                 ------------   -----------   -----------
     Income before minority interests                                1,313.2        1,132.0       1,079.2
Minority Interests in Net Income of Subsidiaries                        52.1           47.8          48.4
                                                                   ---------      ---------     ---------
     Net Income                                                   $  1,261.1      $ 1,084.2     $ 1,030.8
                                                                  ==========      =========     =========

The  accompanying  notes are an integral  part of the financial statements.



                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                  (IN MILLIONS)

                                                                                     DECEMBER 31
                                                                            -------------------------------
                                                                                1999             1998
                                                                                ----             ----
ASSETS
   Cash and cash equivalents                                             $     942.2      $     780.8
   Investments in securities                                                   524.4            725.8
   Finance receivables, net                                                108,753.8         95,941.6
   Net investment, operating leases                                         32,838.2         34,566.5
   Retained interest in securitized assets                                   3,442.8          1,256.3
   Notes and accounts receivable from affiliated companies                   6,128.2          1,099.8
   Other Assets                                                              4,001.1          2,877.0
                                                                            --------         ---------
     Total Assets                                                        $ 156,630.7      $ 137,247.8
                                                                          ============     ============

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
   Accounts payable
     Trade, customer deposits, and dealer reserves                       $   2,908.3      $   3,009.6
     Affiliated Companies                                                    1,235.2          1,108.1
                                                                             -------          -------
     Total accounts payable                                                  4,143.5          4,117.7
   Debt                                                                    133,073.7        114,967.3
   Deferred income taxes                                                     3,564.0          3,157.7
   Other Liabilities and Deferred Income                                     4,511.0          4,014.4
                                                                            --------          -------
     Total liabilities                                                     145,292.2        126,257.1

 Minority interests in net assets of subsidiaries                              414.4            346.0

 Stockholder's Equity
   Capital stock, par value $100 a share, 250,000 shares
     authorized, issued and outstanding                                         25.0             25.0
   Paid-in surplus (contributions by stockholder)                            4,341.6          4,343.4
   Note receivable from affiliated company                                        -          (1,517.0)
   Accumulated other comprehensive income/(loss)                              (298.0)          (118.1)
   Retained Earnings                                                         6,855.5          7,911.4
                                                                             -------          -------
     Total Stockholder's Equity                                             10,924.1         10,644.7
                                                                            --------         --------
     Total Liabilities and Stockholder's Equity                         $  156,630.7     $  137,247.8
                                                                        ============     ============

The  accompanying  notes are an integral  part of the financial statements.



                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                                  (IN MILLIONS)

                                                                                                   ACCUMULATED OTHER
                                                                                              COMPREHENSIVE INCOME/(LOSS)
                                                                                        -----------------------------------------
                                                                                 UNREALIZED
                                                          NOTE                    GAIN ON                    UNREALIZED
                                                       RECEIVABLE                 RETAINED                   GAIN/(LOSS)
                                             PAID         FROM                   INTEREST IN     FOREIGN         ON
                                 CAPITAL      IN       AFFILIATED    RETAINED    SECURITIZED    CURRENCY    INVESTMENTS
                                  STOCK     SURPLUS      COMPANY     EARNINGS      ASSETS      TRANSLATION  IN SECURITIES    TOTAL

BALANCE AT JANUARY 1, 1997       $ 25.0    $3,747.6    $(1,517.0)   $ 6,892.1    $             $    (0.9)   $    56.9      $9,203.7
Comprehensive income
  Net income                                                          1,030.8                                               1,030.8
  Foreign currency translation                                                                    (188.5)                    (188.5)
  Unrealized loss
      (net of tax of $6.8)                                                                                      (10.0)       ( 10.0)
                                --------   ---------   ----------    ---------   -----------   ----------    ---------     ---------
     Total comprehensive income,
       net of tax                                                     1,030.8                     (188.5)       (10.0)        832.3
Paid-in surplus                               144.0                                                                           144.0
Cash dividends                                                         (595.5)                                               (595.5)
                                --------   ---------   ----------    ---------   -----------   ----------    ---------     ---------
YEAR ENDED DECEMBER 31, 1997    $  25.0    $3,891.6    $(1,517.0)   $ 7,327.4    $             $  (189.4)    $   46.9      $9,584.5

Comprehensive income
     Net income                                                       1,084.2                                               1,084.2
  Foreign currency translation                                                                      29.3                       29.3
  Unrealized gain
    (net of tax of $12.3)                                                                                        20.5          20.5
  Less: Reclassification adjustment
    for gains realized in net
    income (net of tax of $15.3)                                                                                (25.4)        (25.4)
                                --------   ---------   ---------     ---------   -----------   ----------    ---------    ----------
     Total comprehensive income,
         net of tax                                                   1,084.2                       29.3         (4.9)      1,108.6
Paid-in surplus                               451.8                                                                           451.8
Cash dividends                                                         (500.2)                                               (500.2)
                                ---------  ---------   ---------     ---------   -----------   ----------    ---------    ----------
YEAR ENDED DECEMBER 31, 1998    $  25.0    $4,343.4    $(1,517.0)   $ 7,911.4     $           $   (160.1)    $   42.0     $10,644.7

Comprehensive income
  Net income                                                          1,261.1                                               1,261.1
  Retained interest in securitized
  assets (net of tax of $33.4)                                                       55.4                                      55.4
  Foreign currency translation                                                                    (209.4)                    (209.4)
  Unrealized gain
    (net of tax of $1.9)                                                                                         (3.2)         (3.2)
  Less: Reclassification adjustment
    for gains realized in net
    income (net of tax of $13.7)                                                                                (22.7)        (22.7)
                                --------   ----------   ---------    ---------   -----------   ----------    ----------   ----------
     Total comprehensive income,
         net of tax                                                   1,261.1        55.4         (209.4)       (25.9)      1,081.2
Settlement of Note Receivable                            1,517.0                                                            1,517.0
Paid-in surplus                                (1.8)                                                                           (1.8)
Cash dividends                                                       (2,317.0)                                             (2,317.0)
                                --------   -----------  ---------    ---------   -----------   ----------    ----------   ----------
YEAR ENDED DECEMBER 31, 1999   $   25.0    $4,341.6     $    0.0     $6,855.5    $   55.4      $  (369.5)    $   16.1     $10,924.1
                                ========   ===========  =========    =========   ===========   ==========    ==========   ==========

 The  accompanying  notes are an integral  part of the financial statements.


                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN MILLIONS)

                                                                            FOR THE YEARS ENDED DECEMBER 31
                                                                      --------------------------------------------
                                                                          1999           1998            1997
                                                                          ----           ----            ----
Cash flows from operating activities
Net income                                                             $   1,261.1    $   1,084.2     $   1,030.8
   Adjustments to reconcile net income to net cash provided by operating activities
   Provision for credit losses                                             1,166.4        1,179.5         1,338.2
   Depreciation and amortization                                           7,995.1        7,366.3         6,398.9
   Gain on sales of finance receivables                                      (82.6)        (192.7)          (64.5)
   Increase/(decrease) in deferred income taxes                              432.2          356.4           (92.8)
  (Increase)/decrease in other assets                                     (1,343.7)      (1,353.6)          451.6
   Increase/(decrease) in other liabilities                                  127.0          (52.8)          155.0
   Other                                                                     110.5          260.2           302.6
                                                                          --------       ----------       --------
   Net cash provided by operating activities                               9,666.0        8,647.5         9,519.8
                                                                          --------       ----------       --------

Cash flows from investing activities
   Purchase of finance receivables (other than wholesale)                (54,525.8)     (48,886.3)      (38,396.0)
   Collection of finance receivables (other than wholesale)               33,575.6       28,033.7        32,207.8
   Purchase of operating lease vehicles                                  (23,334.9)     (19,156.7)      (22,917.6)
   Liquidation of operating lease vehicles                                16,668.2       12,798.1        12,164.0
   Net change in wholesale receivables                                    (4,026.2)        (797.6)       (1,759.1)
   Proceeds from sales of receivables                                      9,928.9        7,907.8         3,850.4
   Increase in note receivable with affiliate                             (4,757.6)           -               -
   Proceeds from settlement of intercompany note receivable                1,517.0            -               -
   Purchase of investment securities                                        (894.4)      (1,911.7)       (2,732.3)
   Proceeds from sale/maturity of investment securities                    1,095.8        2,073.8         3,169.9
   Other                                                                    (217.8)         (37.7)         (148.9)
                                                                        ----------     ----------      ----------
   Net cash used in investing activities                                 (24,971.2)     (19,976.6)      (14,561.8)
                                                                        ----------     ----------      ----------

Cash flows from financing activities
   Proceeds from issuance of long-term debt                               34,128.4       18,186.7        11,826.6
   Principal payments on long-term debt                                  (12,266.0)     (12,922.1)      (10,340.8)
   Change in short-term debt, net                                         (3,974.5)       6,541.2         2,212.2
   Cash dividends paid                                                    (2,167.0)        (500.2)         (595.5)
   Other                                                                       7.4           35.6           (57.5)
                                                                        -----------    -----------     -----------
   Net cash provided by financing activities                              15,728.3       11,341.2         3,045.0
Effect of exchange rate changes on cash and cash equivalents                (261.7)          79.2           (29.5)
                                                                        -----------    -----------     -----------
   Net change in cash and cash equivalents                                   161.4           91.3        (2,026.5)
Cash and cash equivalents, beginning of year                                 780.8          689.5         2,716.0
                                                                        ----------    ------------    ------------
Cash and cash equivalents, end of year                                 $     942.2    $     780.8    $      689.5
                                                                       ============    ===========    ============

Supplementary cash flow information
   Interest paid                                                        $  6,681.6    $   6,526.6    $    6,117.3
   Taxes paid                                                                215.1          325.9           520.2

The  accompanying  notes are an integral  part of the financial statements.

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of Ford Motor Credit Company, its controlled domestic and foreign subsidiaries and controlled joint ventures ("Ford Credit"). Affiliates that are 20-50 percent owned are included in the consolidated financial statements on an equity basis. Ford Credit is an indirect wholly owned subsidiary of Ford Motor Company ("Ford"). Use of estimates as determined by management is required
in the  preparation  of consolidated   financial   statements  in  conformity
with generally accepted accounting principles. Actual results could differ from these estimates and assumptions. Certain amounts in prior years' financial statements have been reclassified to conform with current year presentation.

NATURE OF OPERATIONS

         Ford Credit operates in many locations around the world, the most significant of which are the United States and Europe. Ford Credit's reportable operating segments include Ford Credit North America, Ford Credit International, and Personal Financial Services. Ford Credit North America consists of the United States and Canada. Ford Credit International consists of all other countries. Personal Financial Services consists of insurance operations and new business ventures.

         Ford Credit's financing operations primarily consist of: the purchase from franchised Ford vehicle dealers of retail installment sale contracts and retail leases; wholesale financing and capital loans to franchised Ford vehicle dealers and other franchises associated with such dealers; and loans to vehicle leasing companies. Ford Credit conducts insurance operations through its wholly owned subsidiary, The American Road Insurance Company ("TARIC").

REVENUE RECOGNITION

         Revenue from finance receivables is recognized using the interest (actuarial) method. Certain origination costs on receivables are deferred and amortized to financing revenue over the life of the related receivable using the interest method. Rental revenue on operating leases is recognized on a straight-line basis over the term of the lease. Initial direct costs related to leases are deferred and amortized over the term of the lease. The accrual of interest on receivables is discontinued at the time a receivable is determined to be impaired. Subsequent amounts of interest collected are recognized in income only if full recovery of the remaining principal is expected. Other amounts collected are generally recognized first as a reduction of principal. Any remaining amounts are treated as a recovery.

         Agreements with Ford and other affiliates provide for interest supplements and other support payments to Ford Credit on certain financing and leasing transactions. These payments are recognized as income over the period that the related finance receivables and leases are outstanding.

         Insurance premiums are earned over the policy periods on bases related to amounts at risk. Premiums from extended service plan contracts and other contractual liability coverages are earned over the life of the policy based on historical loss experience. Physical damage insurance premiums covering vehicles financed at wholesale by Ford Credit and its finance subsidiaries are recognized as income on a monthly basis as billed. Other physical damage, credit life, and credit disability premiums are earned over the life of the related policies, primarily on the sum-of-the-digits basis. Certain costs of acquiring new business are deferred and amortized over the terms of the related policies on the same basis on which premiums are earned. Direct and ceded insurance premiums are earned over the life of the policy based on historical loss experience for contractual liability policies, and on the sum-of-the-digits basis for credit life and disability policies. Ceded insurance agreements do not relieve TARIC of its primary obligation to policyholders.

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE 1. ACCOUNTING POLICIES - CONTINUED

SALE OF RECEIVABLES AND OPERATING LEASES

         Ford Credit periodically sells finance receivables through special purpose subsidiaries, retains the servicing rights and certain other beneficial interests, and receives a servicing fee which is recognized as collected over the remaining term of the related sold finance receivables. Estimated gains or losses from the sale of finance receivables are recognized in the period in which the sale occurs. In determining the gain or loss on each qualifying sale of finance receivables, the investment in the sold receivable pool is allocated between the portion sold and the portion retained based on their relative fair values at the date of sale (see Note 7). The retained interest includes senior notes, interest-only strips, subordinated certificates, and restricted cash
held by securitization   trusts.  These  financial instruments are recorded at
market with the resultant unrealized gains or losses excluded from income and reported, net of tax, as a separate component of accumulated other comprehensive income in stockholder's equity.

         Ford Credit also periodically sells vehicles subject to operating leases to special purpose subsidiaries under sale-leaseback arrangements. The leaseback arrangements are structured as operating leases. Pursuant to these transactions, the vehicles sold are removed from the balance sheet and any gain on sale is deferred and amortized over the period of the leaseback arrangement. Ford Credit continues to service the leases and is paid a servicing fee which is recognized as received. Ford Credit also retains certain residual value and credit risk which is considered in the calculation of the gain on sale.

DEPRECIATION

         Depreciation expense on operating leases is provided on a straight-line basis over the term of the lease in an amount necessary to reduce the leased vehicle to its estimated residual value at the end of the lease term. Gains or losses upon disposal and adjustments to reflect impairment of the vehicle's residual value are also included in depreciation expense.

RESIDUAL VALUES

         The Company has significant investments in the residual values of its leasing portfolios. Residual values represent estimates of the value of the assets at the end of the lease terms and are initially calculated based on appraisals and estimates. Residual values are reviewed on a regular basis to determine that recorded amounts are appropriate. Estimated reserves for residual values are based on assumptions as to used car prices at lease termination and the number of vehicles that will be returned to the Company. These assumptions and the related reserve may change based on changing market conditions.

ALLOWANCE FOR CREDIT LOSSES

         An allowance for estimated credit losses is established during the period in which receivables or vehicles leased are acquired and is based on historical experience and other factors that affect collectibility. The allowance for estimated credit losses includes a provision for certain non-homogenous impaired receivables. Impaired receivables are measured based on the present value of expected future cash flows discounted at the receivable's effective interest rate. Finance receivables and lease investments are charged to the allowance for credit losses when an account is deemed to be uncollectible, taking into consideration the financial condition of the borrower or lessee, the value of the collateral, recourse to guarantors and other factors. Collateral held for resale included in other assets is carried at its estimated fair value at the date of repossession net of estimated disposal costs. Recoveries on finance receivables and lease investments previously charged off as uncollectible are credited to the allowance for credit losses.

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE 1. ACCOUNTING POLICIES - CONTINUED

INSURANCE LIABILITIES

         A liability for reported insurance claims and an estimate of unreported insurance claims which is based on past experience is included in other liabilities and deferred income.

DERIVATIVE FINANCIAL INSTRUMENTS

         Ford Credit operates in many countries worldwide, and is exposed to market risks, including the effects of changes in interest rates and foreign currency exchange rates. Ford Credit issues debt and other payables with various maturities and interest rate structures in various currencies to ensure funding over business and economic cycles and to minimize overall borrowing costs. The maturity and interest rate structures frequently differ from the invested assets. Exposure to fluctuations in interest rates is created by differences in maturities of liabilities versus maturities of assets. Financial exposure is monitored and managed in accordance with Ford Credit's established policies and procedures.

         Ford Credit has entered into agreements to manage exposures to fluctuations in interest rates and foreign exchange. These agreements are used to hedge interest rate exposure and to hedge debt and intercompany loans denominated in foreign currencies. All such instruments are classified as "held for purposes other than trading"; company policy specifically prohibits the use of derivatives for speculative purposes.

         Interest rate swap agreements are used to manage the effects of interest rate fluctuations by changing the interest rate characteristics of Ford Credit's debt to match the interest rate characteristics of related assets. All interest rate swap agreements are designated to hedge either a specific debt issue or pool of debt. The differential paid or received on interest rate swap agreements is recognized on an accrual basis as an adjustment to interest expense. Gains and losses on terminated interest rate swaps are amortized and reflected in interest expense over the remaining term of the underlying debt.

         Foreign currency agreements, including swaps and forward contracts, are used to manage foreign exchange exposure. All currency swaps and forward contracts are designated to hedge specific foreign currency denominated debt instruments or intercompany loans. The differential paid or received on these contracts is recognized on an accrual basis as an adjustment to interest expense. Unrealized gains or losses are recognized concurrently with foreign currency translation gains and losses on the underlying debt.

FOREIGN CURRENCY TRANSLATION

         Revenues, costs and expenses of foreign subsidiaries are translated to U.S. dollars at average-period exchange rates. Assets and liabilities of foreign subsidiaries are translated to U.S. dollars at year-end exchange rates with the effects of these translation adjustments being reported as a separate component of accumulated other comprehensive income in stockholder's equity.

The change in this account results from translation adjustments recorded during the year.

CASH EQUIVALENTS

         Ford Credit considers investments purchased with a maturity of three months or less to be cash equivalents.

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE 2.  ADDITIONS TO PAID-IN SURPLUS

         Additions to paid-in surplus represent contributions from Ford for various financial services subsidiaries.

NOTE 3.  INVESTMENTS IN SECURITIES

         Investments in securities consist of debt, municipal, corporate, mortgage-backed and other securities. Available-for-sale securities are recorded at fair value with unrealized gains and losses excluded from income and reported, net of tax, as a separate component of accumulated other comprehensive income in stockholder's equity. Held-to-maturity securities are recorded at amortized cost. Equity securities which do not have readily determinable fair values are recorded at cost. The basis of cost used in determining realized gains and losses is specific identification.

         The fair value of substantially all securities was estimated based on quoted market prices. For securities for which there were no quoted market prices, the estimate of fair value was based on similar types of securities that are traded in the market.

         Investments in securities at December 31, 1999 were as follows:

                                                                                    GROSS           GROSS
                                                                  AMORTIZED      UNREALIZED      UNREALIZED         FAIR
                                                                    COST            GAINS          LOSSES           VALUE
                                                                ------------    ------------    ------------    ------------
                                                                                      (IN MILLIONS)
AVAILABLE-FOR-SALE SECURITIES
Corporate debt securities                                           $  151.0          $    -        $  (5.6)        $  145.4
Mortgage-backed securities                                             201.9             0.1           (6.8)           195.2
Debt securities issued by U.S. government and agencies                  81.7               -           (2.9)            78.8
Equity securities                                                       27.7            42.3           (2.0)            68.0
Debt securities issued by foreign government                            12.9               -               -            12.9
Municipal Securities                                                    18.4               -           (0.9)            17.5
                                                                  ----------       -----------      ---------       --------
  Total available-for-sale securities                                  493.6            42.4          (18.2)           517.8
                                                                  ----------       -----------      ---------       --------

HELD-TO-MATURITY SECURITIES
Corporate debt securities                                                0.4               -               -             0.4
Debt securities issued by U.S. government and agencies                   6.2             0.1           (0.3)             6.0
                                                                 ------------     -----------       ---------       --------
  Total held-to-maturity securities                                      6.6             0.1           (0.3)             6.4
                                                                 ------------    ------------       ---------       --------
  Total investments in securities                                   $  500.2         $  42.5        $ (18.5)        $  524.2
                                                                    ========         =======        =======         ========

         Investments in securities at December 31, 1998 were as follows:

                                                                                    GROSS           GROSS
                                                                  AMORTIZED      UNREALIZED      UNREALIZED         FAIR
                                                                    COST            GAINS          LOSSES           VALUE
                                                                 ------------    ------------    ------------    ------------
                                                                                       (IN MILLIONS)
AVAILABLE-FOR-SALE SECURITIES
Corporate debt securities                                           $  187.8      $     2.9       $    (1.6)        $  189.1
Mortgage-backed securities                                             198.3            2.8            (0.4)           200.7
Debt securities issued by U.S. government and agencies                 146.6            3.0            (0.2)           149.4
Equity securities                                                       35.0           57.7            (1.4)            91.3
Debt securities issued by foreign government                            23.2            0.2               -             23.4
Municipal securities                                                    62.9            1.7               -             64.6
                                                                 ------------    ------------    ------------    ------------
  Total available-for-sale securities                                  653.8           68.3            (3.6)           718.5
                                                                 ------------    ------------    ------------    ------------

HELD-TO-MATURITY SECURITIES
Corporate debt securities                                                1.5              -               -              1.5
Debt securities issued by U.S. Government and agencies                   5.8            0.4               -              6.2
                                                                 ------------    ------------    --------------  ------------
  Total held-to-maturity securities                                      7.3            0.4               -              7.7
                                                                 ------------    ------------    --------------- -----------
  Total investments in securities                                   $  661.1      $    68.7        $   (3.6)        $  726.2
                                                                    ========         =======        ========        ========


         The amortized cost and fair value of investments in available-for-sale securities and held-to-maturity securities at December 31, 1999, by contractual maturity, were as follows:

                                                                            AVAILABLE-FOR-SALE           HELD-TO-MATURITY
                                                                          ------------------------   -------------------------
                                                                          AMORTIZED       FAIR       AMORTIZED        FAIR
                                                                             COST        VALUE          COST         VALUE
                                                                          -----------  -----------   -----------   -----------
                                                                                            (IN MILLIONS)
Due in one year or less                                                   $      0.4    $     0.4    $      0.4     $    0.4
Due after one year through five years                                          102.0        100.3           2.7          2.7
Due after five years through ten years                                          51.8         49.6           3.1          2.8
Due after ten years                                                            109.8        104.3           0.4          0.5
Mortgage-backed securities                                                     201.9        195.2             -            -
Equity securities                                                               27.7         68.0             -            -
                                                                             -------      -------       ---------   ---------
  Total                                                                   $    493.6    $   517.8    $      6.6     $    6.4
                                                                           =========    =========       ========    =========

         Proceeds from sales of available-for-sale securities were $1.1 billion and $2.1 billion in 1999 and 1998, respectively. Gross realized gains and losses for 1999 were $32.8 million and $14.2 million, respectively. Gross realized gains and losses for 1998 were $48.1 million and $3.4 million, respectively. Gross realized gains and losses for 1997 were $95.1 million and $7.4 million, respectively.

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE 4. FINANCE RECEIVABLES

         Net finance receivables at December 31 were as follows:

                                                                                             1999              1998
                                                                                         --------------    --------------
                                                                                                  (IN MILLIONS)
Retail                                                                                   $    76,181.6        $ 67,732.7
Wholesale                                                                                     26,450.0          22,650.1
Other                                                                                          7,244.3           6,838.8
                                                                                         -------------       ------------
 Total finance receivables, net of unearned income                                           109,875.9          97,221.6
Less: Allowance for credit losses                                                             (1,122.1)         (1,280.0)
                                                                                        -------------       -------------
  Finance receivables, net                                                               $   108,753.8        $ 95,941.6
                                                                                           ===========        ==========

         At December 31, 1999 finance receivables include $2.6 billion owed by three customers with the largest receivable balances.

         The contractual maturities of total finance receivables  outstanding at
December  31,  1999,   net  of  unearned   income  and  adjusted  for  estimated
prepayments, were as follows:

                                                                                            DUE
                                            DUE IN YEAR ENDING DECEMBER 31                 AFTER
                                   -------------------------------------------------    -------------     --------------
                                       2000              2001             2002              2002              TOTAL
                                   --------------    --------------   --------------    -------------     --------------
                                                                      (IN MILLIONS)
Retail                             $    34,753.1       $  21,590.4    $   12,139.4      $     7,698.7     $   76,181.6
Wholesale                               26,441.5               6.9             0.4                1.2         26,450.0
Other                                    4,214.5             253.7           180.2            2,595.9          7,244.3
                                   -------------       -----------       ----------      ------------     -------------
   Total                           $    65,409.1       $  21,851.0    $   12,320.0      $    10,295.8     $  109,875.9
                                   =============       ===========       ==========      ============     =============

         It is Ford Credit's experience that a substantial portion of finance receivables are repaid before contractual maturity dates. The above table, therefore, is not to be regarded as a forecast of future cash collections.

         The aggregate receivable balances related to accounts past due 60 days or more at December 31 were as follows:

                                                                                            1999              1998
                                                                                        --------------    --------------
                                                                                                 (IN MILLIONS)

Retail                                                                                  $      619.7      $     473.5
Wholesale                                                                                       60.5             73.2
Other                                                                                           46.5             31.6
                                                                                                ----             ----
   Total                                                                                $      726.7      $     578.3
                                                                                        =============     ============

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE 4. FINANCE RECEIVABLES - CONTINUED

         Included in retail and other receivables are investments in direct financing leases related to the leasing of motor vehicles.

                                                                                        1999              1998
                                                                                        ----              ----
                                                                                             (IN MILLIONS)

NET INVESTMENT IN DIRECT FINANCING LEASES
Minimum lease rentals to be received                                                $   4,479.8     $     4,405.6
Estimated residual values                                                               3,278.8           3,720.2
Less: Unearned income                                                                    (901.6)         (1,106.0)
Origination costs                                                                          83.7              59.6
Less: Allowance for credit losses                                                         (50.8)            (79.8)
                                                                                      ----------        ----------
 Net investment in direct financing leases                                          $   6,889.9      $    6,999.6
                                                                                    =============      ============

         Minimum direct financing lease rentals for each of the five succeeding years are as follows (in millions): 2000 - $1,693.6; 2001 - $1,222.5;
2002 - $908.0; 2003 - $516.7; 2004 - $121.7; thereafter - $17.3.

NOTE 5.  NET INVESTMENT, OPERATING LEASES

         Operating leases at December 31 were as follows:

                                                                                        1999              1998
                                                                                        ----              ----
                                                                                            (IN MILLIONS)

INVESTMENT IN OPERATING LEASES
Vehicles, at cost                                                                    $   41,537.1       $  42,663.3
Lease initial direct costs                                                                   51.7              62.7
Less:  Accumulated depreciation                                                          (8,397.1)         (7,891.3)
       Allowance for credit losses                                                         (353.5)           (268.2)
                                                                                        ----------         ---------
Net investment in operating leases                                                   $   32,838.2       $  34,566.5
                                                                                      ============       ===========

        Future minimum rentals on operating leases are as follows (in millions):
2000 - $6,702.5; 2001 - $4,489.9; 2002 - $2,238.3; 2003 - $228.3; 2004 - $98.8.

NOTE 6.  ALLOWANCE FOR CREDIT LOSSES

         Following is an analysis of the allowance for credit losses related to finance receivables and operating leases for the years ended December 31:

                                                                               1999            1998            1997
                                                                               ----            ----            ----
                                                                                            (IN MILLIONS)

Balance, beginning of year                                                    $  1,548.2     $  1,471.4      $  1,217.6
   Provision charged to operations                                               1,166.4        1,179.5         1,338.2
   Deductions
     Losses                                                                      1,274.2        1,242.7         1,239.1
     Recoveries                                                                   (274.5)        (203.3)         (232.0)
                                                                                ---------       --------        --------
       Net losses                                                                  999.7        1,039.4         1,007.1
   Other changes, principally amounts related to finance receivables
     And operating leases sold and translation adjustments                         239.3           63.3            77.3
                                                                                ---------       ---------       --------
       Net deductions                                                            1,239.0        1,102.7         1,084.4
                                                                                --------        ---------       --------
Balance, end of year                                                           $ 1,475.6     $  1,548.2       $ 1,471.4
                                                                               =========       ==========       ========

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE 7.  RETAINED INTEREST IN SECURITIZED ASSETS

         Ford Credit has sold retail and wholesale receivables through special purpose subsidiaries. Ford Credit's servicing portfolio relating to these finance receivable sales amounted to $19.5 billion and $13.5 billion at December 31, 1999 and 1998 respectively. Ford Credit periodically sells vehicles subject to operating leases to special purpose subsidiaries under sale-leaseback arrangements. Ford Credit's servicing portfolio related to these sales amounted to $144.3 million and $394.9 million at December 31, 1999 and 1998, respectively. The interest-only strips, subordinated certificates, and restricted cash held by securitization trusts are subject to limited recourse provisions. In determining the fair value of the assets, the Company discounts the present value of projected cash flows (which considers anticipated credit losses and prepayment rates) retained at various discount rates based on economic factors in individual countries. The weighted average discount rate of the projected cash flows was 13.57% at December 31, 1999. Estimated credit losses related to these assets are based principally on historical and projected loss experience over the life of the finance receivables and operating leases. At December 31, 1999, the assumed credit loss rate was 1.54% over the life of the pool. The assumed prepayment rate, which represents expected payments in excess of normal schedule maturity rates, was 1.46% (weighted average rate for all pools) at December 31, 1999. The following summarizes the components of retained interest in securitized assets for the years ended December 31:

                                                                                                1999            1998
                                                                                                ----            ----
                                                                                                   (IN MILLIONS)

Senior notes                                                                                 $ 1,983.5       $     -
Interest-only strips                                                                             336.7           305.3
Subordinated certificates                                                                        939.9           841.5
Restricted cash held by securitization trusts                                                    182.7           109.5
                                                                                             -----------       --------
     Total                                                                                   $ 3,442.8       $ 1,256.3
                                                                                               =========       =========


NOTE 8.  OTHER ASSETS

         Other assets at December 31 were as follows:

                                                                                                1999            1998
                                                                                                ----            ----
                                                                                                   (IN MILLIONS)
Investment in used vehicles held for resale, at estimated fair value                          $1,533.1         $1,120.5
Deferred charges and other assets                                                              1,259.1          1,168.9
Prepaid reinsurance premiums                                                                     952.0            383.1
Property and equipment, net of accumulated depreciation of $164.5
  in 1999 and $139.6 in 1998                                                                     256.9            204.5
                                                                                             ----------        ---------
     Total                                                                                    $4,001.1         $2,877.0
                                                                                              ========         =========

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE 9. DEBT

         Debt at December 31 was as follows:

                                                               WEIGHTED-AVERAGE (A)
                                                                  INTEREST RATES                   BOOK VALUE
                                                              -----------------------    --------------------------------
                                                                1999          1998           1999              1998
                                                                ----          ----           ----              ----
PAYABLE WITHIN ONE YEAR                                                                           (IN MILLIONS)

   Commercial paper (B)                                                                  $   43,077.9       $   46,188.2
   Other short-term debt  (C )                                                                6,769.8            7,445.0
                                                                                             --------           --------
    Total short-term debt                                       5.99%         5.69%          49,847.7           53,633.2
   LONG-TERM INDEBTEDNESS PAYABLE WITHIN ONE YEAR (D) (E)       6.24%         5.74%          19,893.4            9,689.2
                                                                                         -------------          --------
     TOTAL PAYABLE WITHIN ONE YEAR                              6.06%         5.69%          69,741.1           63,322.4
                                                                                         -------------          --------

PAYABLE AFTER ONE YEAR
   Unsecured senior indebtedness
     Notes (F)                                                  6.43%         6.25%          61,271.1           49,899.0
     Debentures                                                 3.15%         3.97%           2,051.4            1,661.1
     Unamortized discount                                                                       (84.2)             (25.5)
                                                                                          -----------       ------------
       Total unsecured senior indebtedness                                                   63,238.3           51,534.6
   Unsecured long-term subordinated notes                       8.51%         8.50%              94.3              110.3
                                                                                          -----------       ------------
       Total payable after one year (E)                                                      63,332.6           51,644.9
                                                                                         ------------       ------------
     Total debt                                                 6.19%         5.91%       $ 133,073.7         $114,967.3
                                                                                          ===========         ==========

(A) Excludes the effect of interest rate swap agreements.
(B) The average remaining maturities of commercial paper was 25 days at December 31, 1999 and 30 days at December 31, 1998. Includes $1,031.0 million and $0 million with an affiliated company at December 31, 1999 and 1998, respectively.
(C) Includes $717.5 million and $988.6 million with affiliated companies at December 31, 1999 and 1998, respectively.
(D) Includes $763.6 million and $394.9 million with an affiliated company at December 31, 1999 and 1998, respectively.
(E) Unsecured senior notes and debentures mature at various dates through 2078. Maturities are as follows (in millions): 2000 - $19,893.4; 2001 - $14,084.4;
    2002 - $12,015.5; 2003 - $9,749.1; 2004 - $10,144.7; thereafter - $17,338.9.
(F) Includes $2,693.2 million and $2,483.0 million with affiliated companies at December 31, 1999 and 1998, respectively.

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE 9. DEBT - CONTINUED

                                                                                       1999             1998
                                                                                       ----             ----
PAYABLE AFTER ONE YEAR (A)                                                                 (IN MILLIONS)

   Fixed interest rates                                                               $ 40,608.3      $ 33,724.6
   Variable interest rates (generally based on libor or other short-term rates)         22,724.3        17,920.3
                                                                                     -----------      ----------
     Total payable after one year                                                     $ 63,332.6      $ 51,644.9
                                                                                      ==========      ==========

(A) Excludes the effect of interest rate swap agreements.

         Ford Credit and certain of its subsidiaries have entered into interest rate swap agreements to manage exposures to fluctuations in interest rates. The agreements decreased the overall weighted-average interest rate on total debt from 6.19% to 6.08% as of December 31, 1999 and decreased the overall weighted-average interest rate on total debt from 5.91% to 5.75% as of December 31, 1998. In addition, the agreements decreased Ford Credit's overall weighted-average effective interest rates for full year 1999 from 5.82% to 5.76% and decreased full year 1998 from 6.46% to 6.42%. The agreements effectively converted all long-term obligations payable after one year subject to variable interest rates to fixed rates, as of December 31, 1999 and 1998. Additionally, the Company manages the anticipated refinancing of commercial paper. The agreements decreased commercial paper subject to variable interest rates as of December 31, 1999 and 1998 to $36,498.5 and $35,370.1, respectively. The effect of these agreements is to reduce the effect of interest rate changes on profitability. Approximately 29% of Ford Credit's interest rate swaps mature in 2000 and approximately 89% mature by 2004.

         Certain of these obligations are denominated in currencies other than the currency of the issuing country. Foreign currency swap and forward agreements are used to hedge exposure to changes in exchange rates of these obligations.

NOTE 10.  SUPPORT FACILITIES

         Support facilities represent additional sources of funds, if required. At December 31, 1999, Ford Credit had approximately $18.3 billion of contractually committed facilities. In addition, $7.7 billion of Ford lines of credit may be used by Ford Credit at Ford's option. The lines have various maturity dates through June 30, 2004 and may be used, at Ford Credit's option, by any of its direct or indirect majority-owned subsidiaries. Any such borrowings will be guaranteed by Ford Credit. Banks also provide $1.4 billion of contractually committed liquidity facilities to support Ford Credit's asset backed commercial paper program.

         Additionally, at December 31, 1999, there were approximately $4.6 billion of contractually committed facilities available for FCE Bank plc's ("FCE Bank") use. In addition, $615 million of Ford credit lines may be used by FCE Bank at Ford's option. The lines have various maturity dates through June 30, 2004 and may be used, at FCE Bank's option, by any of its direct or indirect majority-owned subsidiaries. Any such borrowings will be guaranteed by FCE Bank.

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE 11.  INCOME TAXES

         Ford Credit and certain of its domestic subsidiaries join Ford in filing consolidated United Stated federal and state income tax returns. In accordance with its intercompany tax sharing agreement with Ford, United States income tax liabilities or credits are allocated to Ford Credit generally on a separate return basis. The provision for income taxes was estimated as follows:

                                                                                       1999            1998             1997
                                                                                                   (IN MILLIONS)
 CURRENTLY PAYABLE

   U.S. federal                                                                     $      -         $   15.9      $    572.1
   Foreign                                                                               246.5          264.3           231.9
   State and local                                                                         -              -              15.3
                                                                                    ------------   ------------    ------------
    Total currently payable/(refundable)                                                 246.5          280.2           819.3

 DEFERRED TAX (BENEFIT)/LIABILITY
   U.S. federal                                                                          464.8          390.5          (136.3)
   Foreign                                                                                14.2          (37.8)           32.8
   State and local                                                                        65.1           47.3            11.0
                                                                                    -----------    ------------    ------------
    Total deferred                                                                       544.1          400.0           (92.5)
                                                                                    -----------    ------------    ------------
    Total provision                                                                $     790.6      $   680.2      $    726.8
                                                                                    ===========    ============     ============

         A reconciliation of the provision for income taxes as a percentage of income before income taxes, excluding equity in net income of affiliated companies and minority interest in net income of a joint venture, with the United States statutory tax rate for the last three years is shown below:

                                                                                       1999           1998          1997
                                                                                    -----------    ----------    ------------

U.S. statutory tax rate                                                                 35.0%         35.0%          35.0%
Effect of (in percentage points)
  Taxes attributable to foreign source income                                             0.5          0.6            3.7
  State and local income taxes                                                            1.8          1.7            1.7
  Investment income not subject to tax or subject to tax at reduced rates                (0.2)        (0.2)          (0.2)
  Rate adjustments on deferred taxes                                                      0.2            -           (0.7)
  Other                                                                                   0.3          0.5            0.8
                                                                                    ---------      --------      ----------
     Effective tax rate                                                                  37.6%         37.6%          40.3%
                                                                                     ========       =======      =========


         Deferred income taxes reflect the estimated tax effect of temporary differences between the bases of assets and liabilities for financial reporting purposes and those amounts as measured by tax laws and regulations. The components of deferred income tax assets and liabilities as of December 31 were as follows:

                                                                                                 1999                 1998
                                                                                                 ----                 ----
                                                                                                      (IN MILLIONS)

DEFERRED TAX LIABILITIES
   Leasing transactions                                                                      $    4,824.6          $ 4,627.9
   Finance receivables                                                                            1,327.7              526.5
   Purchased tax benefits                                                                           274.5              301.5
   Sales of receivables                                                                             216.2              118.9
   Other                                                                                            321.0              173.8
                                                                                                 ---------         ----------
      Total deferred tax liabilities                                                              6,964.0            5,748.6

DEFERRED TAX ASSETS
   Net operating losses and foreign tax credits                                                   1,752.0              833.4
   Provision for credit losses                                                                      997.2              955.6
   Alternative minimum tax                                                                          296.6              298.0
   Employee benefit plans                                                                           141.6              131.0
   Other                                                                                            212.6              372.9
                                                                                                 ---------          ---------
    Total deferred tax assets                                                                     3,400.0            2,590.9
                                                                                                 ---------          ---------
    Net deferred tax liabilities                                                             $    3,564.0          $ 3,157.7
                                                                                             ============          ==========

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE 12.  POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS

         Ford Credit and certain of its subsidiaries provide selected health care and life insurance benefits for retired salaried employees under unfunded plans sponsored by Ford and certain of its subsidiaries. Ford Credit's U.S. and Canadian salaried employees may become eligible for those benefits if they retire while working for Ford Credit; however, benefits and eligibility rules may be modified from time to time. The estimated cost for post-retirement health care benefits is accrued on an actuarially determined basis.

         Increasing the assumed health care cost trend rate by one percentage point is estimated to increase the aggregate service and interest cost components of net post-retirement benefit expense for 1999 by approximately $8 million and the accumulated post-retirement benefit obligation at December 31, 1999 by approximately $53 million. A decrease of one percentage point would reduce service and interest cost by about $6 million and decrease the December 31, 1999 post-retirement benefit obligation by about $41 million.

        Net post-retirement benefit expense included the following for the years ended December 31:

                                                                            1999            1998            1997
                                                                         ------------    ------------    ------------
COSTS RECOGNIZED IN INCOME                                                              (IN MILLIONS)

   Service cost                                                          $     14.4      $     9.7        $      7.8
   Interest cost                                                               20.5           16.4              14.6
   Curtailments                                                                13.1            1.5               -
   Amortization of prior service cost                                          (0.4)          (0.2)             (0.2)
   Amortization of losses                                                       0.5            0.1               -
                                                                         ----------      ----------        ----------
    NET POST-RETIREMENT BENEFIT EXPENSE                                 $      48.1      $    27.5        $     22.2
                                                                         ===========     ===========      ===========
Discount rate for expense                                                       6.5%           7.0%              7.5%
Initial health care cost trend rate                                             7.1%           6.6%              6.4%
Ultimate health care cost trend rate                                            5.0%           5.0%              5.0%
Number of years to ultimate trend rate                                          9             10                10


         The year-end status of these plans was as follows for the years ended December 31:



                                                                             1999             1998
                                                                         -------------    -------------
CHANGE IN BENEFIT OBLIGATION                                                     (IN MILLIONS)

   Benefit obligation at January 1                                         $ 300.7          $  239.4
     Service cost                                                             14.4               9.7
     Interest cost                                                            20.5              16.4
     Amendments                                                               (4.6)                -
     Curtailments                                                             13.1               1.5
     Benefits paid                                                            (8.9)             (6.3)
     Foreign exchange                                                          0.1                 -
     Actuarial loss                                                           12.9              40.0
                                                                         ----------           --------
   BENEFIT OBLIGATION AT DECEMBER 31                                       $ 348.2          $  300.7
                                                                         ============     ============
FUNDED STATUS OF THE PLAN
   Plan assets less than projected benefits                              $  (348.2)         $ (300.7)
   Unamortized prior service cost                                             (5.2)             (1.0)
   Unamortized net losses                                                     37.6              25.4
                                                                         ----------        -----------
    Net amount recognized                                                $  (315.8)         $ (276.3)
                                                                         ===========       ===========
AMOUNTS RECOGNIZED IN THE BALANCE SHEET CONSIST OF:

   Accrued liabilities                                                   $  (315.8)         $ (276.3)
                                                                         ===========      ===========
Assumptions as of December 31
   Discount rate                                                               7.8%              6.5%
   Initial health care cost trend rate                                         9.0%              7.1%
   Ultimate health care cost trend rate                                        5.0%              5.0%
   Number of years to ultimate trend rate                                      8                 9

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 13.  TRANSACTIONS WITH AFFILIATED COMPANIES

         An agreement with Ford provides for payments by Ford to Ford Credit that would maintain Ford Credit's consolidated income before income taxes and net income at specified minimum levels. No payments were required under the agreement during 1999, 1998, or 1997.

         Ford Credit and its subsidiaries, from time to time, purchase accounts receivable of certain divisions and subsidiaries of Ford. The amount of such receivables outstanding was $3,658.4 million at December 31, 1999 and $3,887.4 million at December 31, 1998. Agreements with Ford and other affiliates also provide for payments to Ford Credit for interest supplements and other support costs on certain financing and leasing transactions. Amounts included in the income statement for these and other transactions with Ford were as follows (in millions): 1999 - $3,186.2; 1998 - $2,395.2; 1997 - $1,778.5. Ford Credit and
its subsidiaries purchase from Ford and affiliates certain vehicles which were previously acquired by Ford principally from its fleet and rental car customers. The fair values of these vehicles held for resale and included in other assets at December 31 were as follows (in millions): 1999 - $1,305.5; 1998 - $862.8. Ford Credit also has entered into a sale-leaseback agreement with Ford for vehicles leased to employees of Ford and its subsidiaries. The net investment in these vehicles included in operating leases at December 31 was as follows (in millions): 1999 - $824.9; 1998 - $796.9.

         Ford Credit sold commercial paper to Ford during 1999. Interest expense associated with the commercial paper was as follows (in millions):
1999 - $5.9; 1998 - $0; 1997 - $0. Ford Credit also incurred interest expense on debt with affiliated companies as follows (in millions): 1999 - $185.6; 1998 - $193.8; 1997 - $327.8.

         Ford Credit and Ford revised their intercompany tax sharing agreement in 1997 effective for years ended after December 31, 1994. Ford Credit recorded a deferred tax asset for amounts due from Ford under the revised agreement. Ford compensates Ford Credit for the temporary use of these funds. The interest income earned and included in income was as follows (in millions): 1999 - $55.8; 1998 - $49.9; 1997 - $41.6.

         Ford Credit and its subsidiaries, from time to time, provide loans to Ford and other affiliates. The amount of such loans was $4,769.8 million at December 31, 1999 and $12.9 million at December 31, 1998. Interest income earned and included in income was as follows (in millions): 1999 - $162.1; 1998 - $3.1; 1997 - $0. Ford Credit's promissory note from Ford Holdings, Inc. for $1,517 million was settled in the Fourth Quarter 1999. Interest income earned on the promissory note was as follows (in millions): 1999 - $63.5; 1998 - $88.5; 1997 - $91.6.

         Ford Credit and its subsidiaries receive technical and administrative advice and services from Ford and its subsidiaries, occupy office space furnished by Ford and its subsidiaries and utilize data processing facilities maintained by Ford. Payments to Ford and its subsidiaries for such advice and services are charged to operating expenses and were as follows (in millions):
1999 - $166.9; 1998 - $130.6; 1997 - $120.7.

         Retirement benefits are provided under defined benefit plans for employees of Ford Credit and its subsidiaries in the United States by the Ford General Retirement Plan and for employees of the foreign subsidiaries in Europe, Australia, and Canada by the respective Ford retirement plans. Employee retirement plan costs allocated to Ford Credit and its subsidiaries from Ford and charged to operating expenses were as follows (in millions): 1999 - $15.4; 1998 - $16.9; 1997 - $13.6.

         Earned premiums reinsured to a Ford-owned affiliate were as follows (in
millions):   1999 - $236.8; 1998 - $53.0; 1997 - $1.5.  Loss and loss adjustment expense recoveries from the same affiliate were as follows (in millions):  1999
- $121.9; 1998 - $29.4; 1997 - $0.6.

         Ford Credit has sold notes backed by retail receivables through special purpose subsidiaries. Ford purchased a portion of these notes as part of their investment portfolio. The outstanding balance of these notes are $94.1 million and $0 at December 31, 1999 and 1998, respectively.

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE 13.  TRANSACTIONS WITH AFFILIATED COMPANIES - CONTINUED

         Agreements with Ford and other affiliates also provide guarantees for Ford Credit and its subsidiaries related to certain finance receivables. The amount of such receivables was $472.8 million at December 31, 1999 and $0 at December 31, 1998.

NOTE 14.  LITIGATION, CLAIMS, AND LEASE COMMITMENTS

         Various legal actions, governmental proceedings and other claims are pending or may be instituted or asserted in the future against Ford Credit and its subsidiaries. Certain of the pending legal actions are, or purport to be, class actions. Some of these matters involve or may involve compensatory, punitive, antitrust or other treble damage claims in very significant amounts or other relief which, if granted, would require very significant expenditures.

         Litigation is subject to many uncertainties, the outcome of individual litigated matters is not predictable with assurance and it is reasonably possible that some of the foregoing matters could be decided unfavorably to Ford Credit or the subsidiary involved. Although the amount of liability at December 31, 1999 with respect to these matters cannot be ascertained, Ford Credit believes that any resulting liability should not materially affect the consolidated financial position or results of operations of Ford Credit and its subsidiaries.

         At December 31, 1999 the company had the following minimum rental commitments under non-cancelable operating leases (in millions): 2000 - $82; 2001 - $70; 2002 - $56; 2003 - $13; 2004 - $7; thereafter - $9. These amounts include rental commitments for certain land, buildings, machinery and equipment.

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE 15.  FINANCIAL INSTRUMENTS

BOOK AND ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

         The estimated fair value of financial instruments held by Ford Credit and its subsidiaries at December 31, and the valuation techniques used to estimate the fair value, were as follows:


                                                                     1999                             1998
                                                          ----------------------------     ----------------------------
                                                                           ESTIMATED                        ESTIMATED
                                                             BOOK             FAIR            BOOK            FAIR
                                                             VALUE           VALUE           VALUE            VALUE
ASSETS                                                                           (IN MILLIONS)

   Cash and cash equivalents                              $      942.2     $    942.2     $     780.8      $     780.8
   Investments in securities                                     524.4          524.2           725.8            726.2
   Finance receivables, net                                  101,796.6      102,475.3        88,838.6         88,712.5
   Retained interest in securitized assets                $    3,442.8     $  3,442.8     $   1,256.3      $   1,256.3

LIABILITIES
   Debt payable within one year                           $   69,741.1     $ 69,978.6     $  63,322.4      $  63,386.3
   Debt payable after one year                                63,332.6       62,425.8        51,644.9         53,095.7

DERIVATIVE CONTRACTS:
   Foreign exchange instruments
     Contracts with unrealized gains                      $      161.8     $    159.7     $     161.1      $     433.8
     Contracts with unrealized losses                           (602.5)        (498.1)         (506.7)          (363.2)
   Interest rate instruments
     Contracts with unrealized gains                             101.8          329.9           104.3            935.1
     Contracts with unrealized losses                            (48.3)        (321.9)         (107.7)          (243.3)

         CASH AND CASH EQUIVALENTS. The book value approximates fair value because of the short maturity of these instruments.

         INVESTMENTS IN SECURITIES. The estimated fair value of investments in marketable equity and debt securities are estimated based on market prices. Book value of investments in non-marketable equity securities approximate fair value.

         FINANCE RECEIVABLES, NET. The fair value of substantially all finance receivables is estimated by discounting future cash flows using an estimated discount rate which reflects the current credit, interest rate and prepayment risks associated with similar types of instruments. For receivables with short maturities, the book values approximate fair values. Certain leases are excluded from the fair market valuation of finance receivables.

         RETAINED INTEREST IN SECURITIZED ASSETS. The fair value of interest-only strips are recorded at the present value of actual and estimated future cash flows discounted at rates commensurate with this type of instrument. The fair value of senior notes and subordinated certificates are estimated based on market prices. Book value of restricted cash approximates fair value.

         DEBT PAYABLE WITHIN ONE YEAR. For maturities of 3 months or less, the book value approximates fair value because of the short maturities of these instruments. For maturities of 3 months to one year, fair value is estimated based on quoted market prices or current rates for similar debt with the same maturities.

         DEBT PAYABLE AFTER ONE YEAR. The fair value is estimated based on quoted market prices or current rates for similar debt with the same remaining maturities.

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE 15.  FINANCIAL INSTRUMENTS - CONTINUED

FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

         The following sections describe the various off-balance-sheet financial instruments that Ford Credit and its subsidiaries held as of December 31, 1999 and 1998. Also included is a brief discussion of the estimated fair value of those contracts and certain risks associated with holding those contracts through maturity.

         FOREIGN EXCHANGE INSTRUMENTS. Ford Credit and certain of its subsidiaries have entered into foreign currency swap and forward agreements to manage exposure to foreign exchange rate fluctuations. At December 31, 1999 and 1998, the total notional amount of Ford Credit's foreign exchange instruments outstanding was $17.1 billion and $14.5 billion, respectively. These agreements hedge principal and interest payments on debt and intercompany loans denominated in foreign currencies. The fair value of these foreign exchange agreements was estimated using current market interest and foreign exchange rates.

         INTEREST RATE INSTRUMENTS. Ford Credit and certain of its subsidiaries have entered into interest rate instrument agreements to manage exposure to fluctuations in interest rates. The underlying notional amount of interest rate instruments was $125.2 billion at December 31, 1999 and $97.3 billion at December 31, 1998, respectively.

         The differential paid or received on interest rate swap agreements is recognized on an accrual basis as an adjustment to interest expense. The book value of an interest rate swap agreement represents the differential receivable or payable with a swap counterparty since the last settlement date.

         The fair value of an interest rate swap is the estimated amount Ford Credit would receive or pay to terminate the agreement. The fair value is calculated using current market rates for similar instruments with the same remaining maturities. Unrealized gains and losses are netted for individual counterparties where legally permissible.

COUNTERPARTY CREDIT RISK

         Ford Credit manages its foreign currency and interest rate counterparty credit risks by limiting exposure and by monitoring the financial condition of counterparties. The amount of exposure Ford Credit may have to a single counterparty on a worldwide basis is limited by company policy. In the unlikely event that a counterparty fails to meet the terms of a foreign currency or an interest rate instrument, risk is limited to the fair value of the instrument.

CONCENTRATIONS

         The business of Ford Credit is substantially dependent upon Ford Motor Company. Any protracted reduction or suspension of Ford's production or sale of vehicles, resulting from a decline in demand, a work stoppage, governmental action, adverse publicity, or other event, could have a substantial adverse effect on Ford Credit.

         The majority of Ford Credit's finance receivables are geographically diversified through the United States. Foreign finance receivables are concentrated in Europe, Canada, and Australia. Ford Credit controls its credit risk through credit standards, limits on exposure and by monitoring the financial condition of other parties. TARIC has credit risk related to receivables from reinsurers which are collateralized by trust funds, letters of credit, or custodial accounts.

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE 16.  STOCK OPTIONS

         Ford Credit employees participate in the stock option plans of Ford. Ford Credit has stock options outstanding under Ford's 1990 Long-Term Incentive Plan and the 1998 Long-Term Incentive Plan. Grants may be made under the 1998 Plan through April 2008. Options granted in 1997 under the 1990 Plan and options granted under the 1998 Plan become exercisable 33% after one year from the date of grant, 67% after two years and in full after three years. In general, options granted prior to 1997 under the 1990 Plan become exercisable 25% after one year from the date of grant, 50% after two years, 75% after three years and in full after four years. Options under both plans expire after 10 years.

          The estimated fair value as of date of grant of options granted in 1999, 1998, and 1997 using the Black-Scholes option-pricing model, was as follows:

                                                                                          1999          1998        1997
                                                                                          ----          ----        ----

Estimated fair value per share of options granted during the year                        $  17.53     $  9.25      $  5.76


Assumptions:

   Annualized dividend yield                                                                 3.2%        4.1%         4.8%
   Common stock price volatility                                                            36.5%       28.1%        22.1%
   Risk-free rate of return                                                                  5.2%        5.7%         6.7%
   Expected option term (in years)                                                           5           5            5

         Ford Credit measures compensation cost using the intrinsic value method. Accordingly, no compensation cost for stock options has been recognized. If compensation cost had been determined based on the estimated fair value of options granted since 1995, the pro forma effects on Ford Credit's net income would not have been material.

         Information concerning stock options for Ford Credit's employees is as follows (shares in thousands):

                                                        1999                        1998                         1997
                                              -------------------------    ------------------------    -------------------------
                                                            WEIGHTED-                    WEIGHTED-                   WEIGHTED-
                                                             AVERAGE                      AVERAGE                     AVERAGE
SHARES SUBJECT TO OPTION                                     EXERCISE                    EXERCISE                     EXERCISE
                                               SHARES         PRICE         SHARES         PRICE        SHARES         PRICE

   Outstanding at beginning of period           3,200       $  26.39         2,419        $  28.44       2,446        $  26.93
   New grants (based on fair value of
     common stock at dates of grant)              906          57.75           912           41.28         430           32.05
   Associates adjustment *                          -                        1,057
   Transferred into Ford Credit                   177          29.64           331           21.26
   Exercised **                                  (438)         59.40        (1,005)          45.13        (404)          23.19
   Transferred out of Ford Credit                 (68)         33.22          (492)          20.47
   Surrendered upon exercise of stock
     appreciation rights                                                                                   (53)          22.44
   Terminated and expired                          (4)         43.87           (22)          37.82           -
                                               ------                      -------                     -------
   Outstanding at end of period                 3,773          34.56         3,200           26.39       2,419           28.44
   Outstanding but not exercisable             (1,892)                      (1,721)                     (1,078)
                                               ------                      -------                     -------
     Exercisable at end of period               1,881          23.49         1,479           19.58       1,341           25.85
                                               ======                      =======                     =======


* Outstanding stock option grants were adjusted to restore the option holder's economic position as a result of the Associates spin-off on March 12, 1998.

** Exercised at prices ranging from $49.81 to $67.00 during 1999, $20.06 to $61.13 during 1998, and $15.00 to $32.69 during 1997.

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE 17. SEGMENT INFORMATION

         Financial results for Ford Credit's operating segments have been prepared using a management approach which included certain securitized assets not included in Ford Credit's balance sheet. This is consistent with the basis and manner in which Ford Credit management internally reviews financial information for the purposes of assisting in making internal operating decisions. Results were as follows (in millions):

                                      FORD
                                     CREDIT           FORD        PERSONAL                       FORD CREDIT
                                     NORTH           CREDIT       FINANCIAL    ELIMINATIONS/      FINANCIAL
                                    AMERICA       INTERNATIONAL   SERVICES     RECLASSIFICATIONS  STATEMENTS
1999

REVENUE                           $ 17,178.4      $   3,559.8     $  306.2     $      (684.7)   $    20,359.7

INCOME

Income before income taxes           1,474.9            605.0         43.1            (19.2)          2,103.8
Provision for income taxes             526.0            253.4         16.5             (5.3)            790.6
Net income                             948.9            351.6         26.6            (66.0)          1,261.1

OTHER DISCLOSURES
Depreciation on operating
   leases                            6,827.5            664.7          -               72.3           7,564.5
Interest expense                     6,687.0          1,529.8          -           (1,023.4)          7,193.4
Finance receivables
   (including net investment
   operating leases)               134,013.1         28,202.6          -          (20,623.7)        141,592.0
Total assets                       139,925.2         29,730.3      1,724.7        (14,749.5)        156,630.7


                                      FORD
                                     CREDIT           FORD        PERSONAL                       FORD CREDIT
                                     NORTH           CREDIT       FINANCIAL    ELIMINATIONS/      FINANCIAL
                                    AMERICA       INTERNATIONAL   SERVICES     RECLASSIFICATIONS  STATEMENTS

1998

REVENUE                          $     16,220.5   $     3,542.4  $    427.1    $    (887.5)     $     19,302.5

INCOME
   Income before income taxes           1,128.0          545.3         77.0           61.9             1,812.2
   Provision for income taxes             398.6          230.0         27.1           24.5               680.2
   Net income                             729.4          315.3         49.9          (10.4)            1,084.2

OTHER DISCLOSURES
   Depreciation on operating
     leases                             6,922.4          537.4           -          (132.4)            7,327.4
   Interest expense                     6,042.1        1,646.7           -          (778.4)            6,910.4
   Finance receivables
     (including net investment
     operating leases)                117,424.6       28,361.6           -       (15,278.1)          130,508.1
   Total assets                       115,469.3       29,818.2      1,364.5       (9,404.2)          137,247.8


                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE 17. SEGMENT INFORMATION - CONTINUED

1997

REVENUE                          $     15,304.7   $    3,238.9   $    476.5    $  (1,675.0)     $     17,345.1

INCOME
   Income before income taxes           1,143.0          520.0        152.0           (9.0)            1,806.0
   Provision for income taxes             445.5          234.9         56.9          (10.5)              726.8
   Net income                             697.5          285.1         95.1          (46.9)            1,030.8

OTHER DISCLOSURES
   Depreciation on operating
     leases                             6,213.8          534.2          -           (559.8)            6,188.2
   Interest expense                     5,650.8        1,398.6          -           (781.2)            6,268.2
   Finance receivables
     (including net investment
     operating leases)                107,859.7       25,165.5          -        (16,966.6)          116,058.6
   Total assets                       105,508.4       26,649.3      1,021.3      (11,205.7)          121,973.3


                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE 17. SEGMENT INFORMATION - CONTINUED

         Total  revenue,   income  before  income  taxes,  net  income,  finance
receivables, and assets identifiable with United States, Europe, and other foreign operations were as follows:

                                                                           1999             1998             1997
                                                                           ----             ----             ----
REVENUE                                                                                 (IN MILLIONS)

   United States operations                                              $  15,321.1     $  14,396.8       $  13,912.5
   European operations                                                       2,432.9         2,314.4           1,916.8
   Other foreign operations                                                  2,605.7         2,591.3           1,515.8
                                                                            --------        --------          --------
       Total revenue                                                     $  20,359.7     $  19,302.5       $  17,345.1
                                                                         ===========     ===========       ===========

INCOME BEFORE INCOME TAXES
   United States operations                                              $   1,524.0     $   1,292.4       $   1,245.8
   European operations                                                         466.3           431.7             383.5
   Other foreign operations                                                    113.5            88.1             176.7
                                                                               -----        --------             -----
    Total income before income taxes                                     $   2,103.8    $    1,812.2      $    1,806.0
                                                                          ============    ============      ============

NET INCOME
   United States operations                                              $     941.7    $      791.8      $      736.4
   European operations                                                         272.5           246.1             207.5
   Other foreign operations                                                     46.9            46.3              86.9
                                                                               -----          ------            ------
     Total net income                                                    $   1,261.1    $    1,084.2      $    1,030.8
                                                                         ============    ============      ============

FINANCE RECEIVABLES AT DECEMBER 31 (INCLUDING NET INVESTMENT
OPERATING LEASES)
   United States operations                                               $106,087.3     $  94,945.4       $  87,721.2
   European operations                                                      20,099.0        21,588.7          17,148.1
   Other foreign operations                                                 15,405.7        13,974.0          11,189.3
                                                                        ------------    ------------      ------------
     Total finance receivables                                            $141,592.0      $130,508.1        $116,058.6
                                                                          ==========      ==========        ==========

ASSETS AT DECEMBER 31
   United States operations                                               $118,541.8     $  99,991.8       $  92,457.2
   European operations                                                      21,435.2        22,473.0          17,867.7
   Other foreign operations                                                 16,653.7        14,783.0          11,648.4
                                                                        ------------    ------------      ------------
     Total assets                                                         $156,630.7      $137,247.8        $121,973.3
                                                                          ==========      ==========        ==========


                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE 18. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

         Selected financial data by calendar quarter were as follows:

                                                  FIRST          SECOND         THIRD          FOURTH           FULL
                                                 QUARTER        QUARTER        QUARTER        QUARTER           YEAR
                                                                             (IN MILLIONS)

1999
   Total financing revenue                       $ 4,646.5      $ 4,584.1      $ 4,758.4      $ 4,896.4        $18,885.4
   Depreciation on operating leases                1,841.3        1,954.1        1,864.8        1,904.3          7,564.5
   Interest expense                                1,761.5        1,706.7        1,836.9        1,888.3          7,193.4
   Total financing margin and revenue              1,317.0        1,358.1        1,430.3        1,496.4          5,601.8
   Provision for credit losses                       325.1          281.4          301.4          258.5          1,166.4
   Net income                                        299.8          335.3          316.9          309.1          1,261.1



1998

   Total financing revenue                       $ 4,208.7      $ 4,494.2      $ 4,337.1      $ 4,850.3       $ 17,890.3
   Depreciation on operating leases                1,682.0        1,841.2        1,791.7        2,012.5          7,327.4
   Interest expense                                1,610.5        1,691.0        1,662.0        1,946.9          6,910.4
   Total financing margin and revenue              1,266.0        1,318.9        1,221.3        1,258.5          5,064.7
   Provision for credit losses                       321.5          270.5          290.2          297.3          1,179.5
   Net income                                        277.8          299.8          272.4          234.2          1,084.2

